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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated May 21, 2009, relating to the financial statements of AMC Entertainment Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
October 14, 2010

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  Exhibit 23.2